Exhibit No. 1(g)


                            CERTIFICATE OF AMENDMENT

                                       TO

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                      PAINEWEBBER MANAGED INVESTMENTS TRUST


        The undersigned, being Vice President and Secretary of PaineWebber Managed Investments Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 9, 2001, and that the amendment will be effective on June 4, 2001.

        RESOLVED, that the Amended and Restated Declaration of Trust dated November 19, 1997 be, and it hereby is, amended to change the name of the Trust from "PaineWebber Managed Investments Trust" to "Brinson Managed Investments Trust" in the following manner:

        The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

        NAME
        ----

               Section 1. This Trust shall be known as "Brinson Managed Investments Trust."

               Section 2(b) of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

               Section 2.

               (b) The "Trust" refers to Brinson Managed Investments Trust, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

        Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

               Series of the Trust
               -------------------
               PaineWebber High Income Fund
               Brinson Strategy Fund


Dated: May 10, 2001
                                                   /s/  Amy R. Doberman
                                               -------------------------------
                                                      Amy R. Doberman
                                                Vice President and Secretary


New York, New York (ss)

On this 10th day of May, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                /s/  Evelyn DeSimone
                                            ---------------------------------
                                                      Notary Public
                                                    Evelyn DeSimone
                                             Notary Public State of New York
                                                      No 43-5063192
                                              Qualified in Richmond County
                                              Certified in New York County
                                            Commission Expires July 15, 2002